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                                                                    EXHIBIT 8(A)


                                                                  MARCH 13, 2001


RE: QUALIFICATION OF THE MERGER OF BEVERAGECO, INC., A WHOLLY-OWNED
   SUBSIDIARY OF PEPSICO, INC., WITH AND INTO THE QUAKER OATS
   COMPANY AS A TAX-FREE REORGANIZATION

PepsiCo, Inc.
700 Anderson Hill Road
Purchase, NY 10577-1444

Ladies and Gentlemen:

    We have acted as counsel for PepsiCo, Inc. ("PARENT"), a North Carolina corporation, in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger dated as of December 2, 2000 (the "MERGER AGREEMENT") among Parent, BeverageCo, Inc. ("MERGER SUBSIDIARY"), a New Jersey corporation and a newly formed, wholly owned subsidiary of Parent, and The Quaker Oats Company (the "COMPANY"), a New Jersey corporation and (ii) the preparation and filing of the related Registration Statement on Form S-4 (the "REGISTRATION STATEMENT"), which includes the Proxy Statement/Prospectus (the "PROXY STATEMENT/PROSPECTUS"), filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended. This opinion is delivered pursuant to Section 6.2(c) of the Merger Agreement.


    In connection with this opinion, we have examined the Merger Agreement, the Proxy Statement/ Prospectus and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. For purposes of this opinion, we have assumed (i) that the Merger would be consummated in all material respects in the manner described in the Merger Agreement and the Proxy Statement/Prospectus, (ii) that the representations and covenants made to us by Parent and the Company in their respective letters to us dated March 13, 2001 and delivered to us for purposes of our opinion are accurate and complete and
(iii) that the other documents we have examined are valid and accurate. The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from Parent and the Company referred to above, which we have assumed will be true as of the effective time of the Merger. Our opinions cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from Parent or the Company referred to above are, or later become, inaccurate.


    Based upon the foregoing, in our opinion, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code and Parent, the Company and Merger Subsidiary will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

    We express no opinion other than as to the Federal income tax matters set forth above. Our opinion does not address any non-income tax or any foreign, state or local tax consequences of the Merger.
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    In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the discussion of this opinion in the Proxy Statement/Prospectus, to the filing of this opinion as an exhibit to the Proxy Statement/Prospectus and to the reference to our firm under the headings "The Merger--Material Federal Income Tax Consequences" and "Certain Legal Information--Legal Matters" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


    The opinions expressed herein have been rendered at your request, are solely for your benefit in connection with the Merger and may not be relied upon by you in any other manner or by any other person and, except as set forth in the preceding paragraph, may not be furnished to any other person without our prior written approval.

                                               Very truly yours,


                                               /s/ DAVIS POLK & WARDWELL


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